Exhibit 5.1

8 June 2018

Ship Finance International Limited Par-la-Ville Place 14 Par-la-Ville Road Hamilton HM 08 Bermuda

Dear Sirs,

Ship Finance International Limited (the "Company")
1.          Subject of Opinion
We are lawyers duly qualified to practise in Bermuda.  This opinion as to the laws of Bermuda is addressed to you in connection with a registration statement on Form F-3 (File No. 333-213782, such registration statement as amended and supplemented from time to time the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the Securities and Exchange Commission (the "Commission") on 26 September 2016 under the Securities Act of 1933, as amended (the "Act"), a base prospectus of the Company dated 26 September 2016 (the "Base Prospectus"), as supplemented by a prospectus supplement thereto dated 8 June 2018 (the "Supplement" and together with the Base Prospectus, the "Prospectus") with respect to the registration by the Company of 4,024,984 common shares of the Company, par value $0.01 per share (the "Shares"), to be offered by the Selling Shareholder identified in the Registration Statement.
2.          Documents Examined
For the purposes of this opinion we have examined and relied upon the following (collectively, the "Documents"):
2.1.	a copy of the Registration Statement;
2.2.	a copy of the Prospectus;
2.3.	a copy of the following documents of the Company, as certified by the Secretary thereof on 8 June 2018:

(a)	Certificate of Incorporation;
(b)	Memorandum of Association;
(c)	Certificate of Deposit of Memorandum of Increase of Share Capital;
(d)	Bye-laws;
(e)	Resolutions passed by the Board of Directors of the Company on 25 May 2018 (the "Resolutions");
(f)	Tax Assurance;
(g)	Register of Directors and Officers; and
(h)          Register of Members; and

2.4.	such other documents as we have deemed necessary in order to render this opinion.
A reference to a document does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto. Except as stated in this paragraph 2, we have not examined any contract, instrument or other document entered into by, or affecting, the Company or any corporate records of the Company and have not made any other enquiries concerning the Company.
3.	Searches
We have also relied upon our searches of the documents of public record relating to the Bermuda Companies maintained by the ROC and on our search of the Cause Book maintained by the Registrar of the Supreme Court of Bermuda (the "Searches").
4.	Opinion Limited to Bermuda Law
We have made no investigation of the laws of any jurisdiction other than Bermuda and this opinion is given only with respect to Bermuda law as applied by the courts of Bermuda at the date thereof and is governed by, and should be construed in accordance with, those laws. This opinion is limited to the matters stated herein and does not extend to, and is not intended to be extended by implication to, any other matters. We give this opinion on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.
5.	Assumptions
In giving this opinion we have assumed:
5.1.
the authenticity, accuracy and completeness of all Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised or photo static copies;

5.2.	the genuineness of all seals, signatures and markings on the Documents;
5.3.	the authority, capacity and power of each of the persons signing the Documents (other than the Company);
5.4.	that any representation, warranty or statement of fact or law, other than the laws of Bermuda, made in any of the Documents, is true, accurate and complete;
5.5.	that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;
5.6.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;
5.7.
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Company in connection with the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

5.8.
that the information disclosed by the Searches has not been materially altered and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public files or on the Cause Book at the time of the Searches;

5.9.	that no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against or affecting the Company;
5.10.	that the Company has not passed a voluntary winding-up resolution and that no petition has been presented to or order made by a court for the winding-up or dissolution of the Company;
5.11.
that the Resolutions certified as being true and accurate and provided to us in connection with the giving of this opinion were duly adopted by the duly elected or appointed directors of the Company or any duly constituted committee thereof; that any provisions contained in the Companies Act 1981 of Bermuda, as amended (the "Companies Act"), or the bye-laws of the Company relating to the declaration of directors' interests and the convening of, the quorum required for, and voting at the meetings of the directors and the adopting of written resolutions of the directors were duly observed; and that such Resolutions have not been amended or rescinded, either in whole or in part, and are in full force and effect;  and

5.12.
all Shares have been issued in compliance with all matters of, and the validity and enforceability thereof under, applicable U.S. federal and state securities laws and other laws (other than the laws of Bermuda, in respect of which we are opining).

6.	Opinion
Based upon and subject to the foregoing and subject to the reservation set out below and to any matters not disclosed to us, we are of the opinion that the Shares have been duly authorised and validly issued, and are fully paid and non-assessable.
7.	Reservation
Any reference in this opinion to shares being "non-assessable" means, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.
8.	Disclosure
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Act.
This opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.
Yours faithfully,

/s/ MJM LIMITED